Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Reports Second Quarter 2017 Results and Updates 2017 Capital Budget

CANONSBURG, Pa., August 2, 2017 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported second quarter 2017 financial and operating results. Highlights include:

•	Gathering throughput averaged 1,360 MDth/d, a 10% increase from first quarter 2017

•	Freshwater delivery volumes were 424 MMGal, a 16% increase over first quarter 2017

•	Net income attributable to limited partners of $42.5 million, or $0.42 per unit

•	Adjusted EBITDA(1) of $55.6 million, a 14% increase relative to first quarter 2017

•	Distributable cash flow (“DCF”)(1) of $49.3 million, resulting in DCF coverage ratio(1) of 1.68x

•	Raised second quarter distribution to $0.2711 per common unit, an increase of 21% over the second quarter 2016

•	Exited the quarter with low leverage(1) of 1.1x

•	Increased acreage dedication by approximately 15,000 acres consisting of approximately 12,000 acres through Rice Energy’s announced Greene County, Pennsylvania land acquisition and approximately 3,000 acres through Rice Energy’s organic leasing program

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We are pleased with our strong second quarter results, as gathering throughput continued to increase as a result of our sponsor’s solid execution. Furthermore, we substantially increased our water volumes due to completing wells ahead of schedule. Our strong financial position allows for continued successful development across our increased footprint in Appalachia.”

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow, DCF coverage ratio and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Adjusted EBITDA.

2017 Capital Budget Update

Based on results through the first half of 2017, we are updating our 2017 gathering and compression budget to reflect capital projects trending below prior expectations. We expect to invest $235 million in Washington and Greene counties, a reduction of 8% from our prior $255 million gathering and compression capital budget. Our $60 million water services budget is unchanged.

Proposed Merger of Rice Energy with EQT Corporation

In light of Rice Energy’s previously announced merger with EQT, Rice Energy and RMP have discontinued providing guidance and long-term outlook information regarding results of operations and distribution growth through 2023. In addition, investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, which forward-looking statements spoke only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

In order to provide more clarity to our investors, we are providing the following analysis to demonstrate the impact of the elimination of the drop down opportunities for RMP on its previously published (and now discontinued) long-term outlook. Based upon Rice Energy’s previously published development plan, the elimination of future drop down transactions would have resulted in an outlook that would have targeted 20% distribution growth, DCF coverage of approximately 1.4x and leverage of less than 2.5x through 2019.

As mentioned above, a significant number of factors that are outside of our control will ultimately determine the long-term distributions of RMP including, among other things, the development program to be adopted by EQT. As such, investors are cautioned that the above analysis should not be construed as guidance or relied upon as an expectation that such levels will be achieved.

Second Quarter 2017 Results

(in thousands, except volumes)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Operating volumes (MDth/d)
Gathering volumes
Affiliate	1,144	1,074
Third-party	216	224

Total	1,360	1,298

Compression volumes
Affiliate	676	635
Third-party	216	224

Total	892	859

Water services assets (MMGal)
Pennsylvania Water	149	373
Ohio Water	275	416

Total	424	789

Operating revenues
Gathering	$40,313	$76,533
Compression	$6,270	$12,052
Water	$25,794	$46,542

Total	$72,377	$135,127

Total operating expenses	$25,363	$47,517
Operating income	$47,014	$87,610

Net income attributable to limited partners	$42,469	$78,845
Net income per limited partner unit:
Common units (basic and diluted)	$0.42	$0.77
Subordinated units (basic and diluted)	$0.42	$0.77

Adjusted EBITDA(1)	$55,615	$104,377
DCF(1)	$49,306	$91,750
DCF coverage ratio(1)	1.68	1.60

Capital expenditures (in millions)
Gas gathering and compression	$40	$69
Water services assets	$1	$4

Financial position (in millions)		As of June 30, 2017
Liquidity		$656
Cash and cash equivalents		$12
Revolving credit facility		$206
Leverage(1)		1.1x

Second quarter gathering throughput averaged 1,360 MDth/d, consisting of 1,144 MDth/d affiliate volumes and 216 MDth/d third party volumes. Increases in Adjusted EBITDA(1) to $55.6 million and DCF(1) to $49.3 million were driven by accelerated sponsor well completion activity and operational efficiencies.

As of June 30, 2017, RMP’s concentrated gathering and compression acreage dedication in the Marcellus Shale core covered approximately 221,000 acres in Washington and Greene Counties with approximately 29,000 acres dedicated from high quality, third party customers.

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow, DCF coverage ratio and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Adjusted EBITDA.

Quarterly Cash Distribution

On July 21, 2017, we declared a quarterly distribution of $0.2711 per unit for the second quarter 2017, an increase of $0.0103 per unit, or 4%, relative to first quarter 2017. The distribution will be payable on August 17, 2017 to unitholders of record as of August 8, 2017.

Conference Call

RMP will host a conference call on August 3, 2017 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss second quarter 2017 results. The conference format will only include prepared remarks, given the restrictions related to discussing Rice Energy’s signed merger agreement with EQT.

To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

Rice Energy will host a conference call on August 3, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss second quarter 2017 results, and we encourage RMP investors to listen-in. The conference format will only include prepared remarks, given the restrictions related to discussing the signed merger agreement with EQT.

To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from www.riceenergy.com.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales. For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, Rice Energy’s targeted production growth and other operational results, the terms, timing and completion of any acquisitions or divestitures, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our gathering and compression and water services businesses. These risks include, but are not limited to: commodity price volatility; inflation; environmental risks; regulatory changes; the uncertainty inherent in projecting future throughput volumes, cash flow and access to capital; and the timing of development expenditures of Rice Energy or our other customers. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

This release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between EQT Corporation (“EQT”) and Rice.

In connection with the proposed transaction, EQT has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on July 27, 2017, that includes a joint proxy statement of EQT and Rice and also constitutes a prospectus of EQT. Each of EQT and Rice also plan to file other relevant documents with the SEC regarding the proposed transactions. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. The definitive joint proxy statement/prospectus(es) for EQT and/or Rice will be mailed to shareholders of EQT and/or Rice, as applicable.

INVESTORS AND SECURITY HOLDERS OF EQT AND RICE ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about EQT and Rice, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT will be available free of charge on EQT’s website at www.eqt.com or by directing a request to Investor Relations, EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3111, Tel. No. (412) 553-5700. Copies of the documents filed with the SEC by Rice will be available free of charge on Rice’s website at www.riceenergy.com or by directing a request to Investor Relations, Rice Energy Inc., 2200 Rice Drive, Canonsburg, Pennsylvania 15317, Tel. No. (724) 271-7200.

EQT, Rice and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Rice is set forth in Rice’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 17, 2017. Information about the directors and executive officers of EQT is set forth in its proxy statement for its 2017 annual meeting, which was filed with the SEC on March 6, 2017. These documents may be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from EQT or Rice using the sources indicated above.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437, Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except unit data)	2017	2016	2017	2016
Operating revenues:
Affiliate	$62,474	$32,622	$115,271	$77,007
Third-party	9,903	13,925	19,856	24,083

Total operating revenues	72,377	46,547	135,127	101,090

Operating expenses:
Operation and maintenance expense	9,701	4,187	17,880	12,733
Equity compensation expense	128	1,134	260	2,119
General and administrative expense	7,071	4,607	12,778	8,363
Depreciation expense	7,543	6,855	15,164	12,225
Acquisition costs	494	—	494	73
Amortization of intangible assets	406	403	808	811
Other expense	20	361	133	149

Total operating expenses	25,363	17,547	47,517	36,473

Operating income	47,014	29,000	87,610	64,617
Other income	30	—	41	—
Interest expense	(1,934)	(920)	(3,877)	(1,967)
Amortization of deferred finance costs	(1,050)	(144)	(2,099)	(288)

Net income	$44,060	$27,936	$81,675	$62,362

Calculation of limited partner interest in net income:
Net income	$44,060	$27,936	$81,675	$62,362
Less: General partner interest in net income attributable to incentive distribution rights	1,591	113	2,830	113

Net income attributable to limited partners	$42,469	$27,823	$78,845	$62,249

Weighted average limited partner units (in millions)
Common units (basic and diluted)	73.5	44.5	73.5	43.3
Subordinated units (basic and diluted)	28.8	28.8	28.8	28.8

Net income attributable to RMP per limited partner unit
Common units (basic and diluted)	$0.42	$0.38	$0.77	$0.86
Subordinated units (basic and diluted)	$0.42	$0.38	$0.77	$0.87

Adjusted EBITDA (1)	$55,615	$37,753	$104,377	$79,994
Distributable cash flow (2)	$49,306	$34,033	$91,750	$72,427

Quarterly distribution per unit	$0.2711	$0.2235	$0.5319	$0.4335

Distributions declared:
Limited partner units - Public	$19,938	$11,714	$39,111	$20,568
Limited partner units - GP Holdings	7,796	6,427	15,296	12,466
Incentive distribution rights - General Partner	1,591	113	2,830	113

Total distributions declared	$29,325	$18,254	$57,237	$33,147

DCF coverage ratio (3)	1.68	1.86	1.60	2.19

1.	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read Supplemental “Non-GAAP Financial Measures.”
2.	We define distributable cash flow as Adjusted EBITDA less interest expense and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”
3.	We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Segment Results of Operations

(Unaudited)

Gathering and Compression Segment

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Gathering volumes (MDth/d):
Affiliate	1,144	678	1,074	648
Third-party	216	256	224	237

Total gathering volumes	1,360	934	1,298	885

Compression volumes (MDth/d):
Affiliate	676	329	635	169
Third-party	216	235	224	189

Total compression volumes	892	564	859	358

Operating results:
Operating revenues:
Affiliate	$37,067	$19,058	$69,116	$36,364
Third-party	9,515	10,978	19,468	20,472

Total operating revenues	46,582	30,036	88,584	56,836

Operating expenses:
Operation and maintenance expense	3,504	1,360	6,233	3,152
Equity compensation expense	108	915	222	1,656
General and administrative expense	5,967	3,767	10,804	6,721
Depreciation expense	3,237	2,685	6,507	4,620
Acquisition costs	494	—	494	73
Amortization of intangible assets	406	403	808	811
Other expense	—	361	113	149

Total operating expenses	13,716	9,491	25,181	17,182

Operating income	$32,866	$20,545	$63,403	$39,654

Water Services Segment

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Water services volumes (MMGal):
Affiliate	408	220	773	665
Third-party	16	115	16	132

Total water services volumes	424	335	789	797

Operating results:
Operating revenues:
Affiliate	$25,407	$13,564	$46,155	$40,643
Third-party	387	2,947	387	3,611

Total operating revenues	25,794	16,511	46,542	44,254

Operating expenses:
Operation and maintenance expense	6,197	2,827	11,647	9,581
Equity compensation expense	20	219	38	463
General and administrative expense	1,104	840	1,974	1,642
Depreciation expense	4,306	4,170	8,657	7,605
Other operating expense	20	—	20	—

Total operating expenses	11,647	8,056	22,336	19,291

Operating income	$14,147	$8,455	$24,206	$24,963

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA, distributable cash flow and DCF coverage ratio are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization of intangible assets, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP. We define distributable cash flow as Adjusted EBITDA less cash interest expense and estimated maintenance capital expenditures. We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

We believe that the presentation of Adjusted EBITDA, distributable cash flow and DCF coverage ratio will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA and distributable cash flow is net income. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as alternatives to GAAP net income. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA, distributable cash flow or DCF coverage ratio in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, distributable cash flow and DCF coverage ratio may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA, distributable cash flow and DCF coverage ratio may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

(in thousands)	Three Months Ended June 30, 2017	Twelve Months Ended June 30, 2017
Reconciliation of Net Income to Adjusted EBITDA and DCF:
Net income	$44,060	$140,923
Interest expense	1,934	5,841
Acquisition costs	494	546
Depreciation expense	7,543	28,109
Amortization of intangible assets	406	1,631
Non-cash equity compensation expense	128	1,014
Amortization of deferred finance costs	1,050	3,290

Adjusted EBITDA	$55,615	$181,354

Adjusted EBITDA	$55,615	$181,354
Cash interest expense	(1,934)	(5,841)
Estimated maintenance capital expenditures	(4,375)	(14,350)

Distributable cash flow	$49,306	$161,163

Total distributions declared	$29,325	$108,367
DCF coverage ratio	1.68	1.49